EXHIBIT 99.1

Align Technology Announces Fourth Quarter and Fiscal 2010 Results

  Q4 net revenues of $92.9 million increased 7.2% year-over-year
  Q4 GAAP diluted EPS was $0.13 and Q4 Non-GAAP diluted EPS was $0.14
  Record fiscal 2010 GAAP net revenues of $387.1 million increased 23.9% year-over-year
  Record fiscal 2010 non-GAAP net revenues of $372.8 million increased 19.4% year-over-year
  Record fiscal 2010 case shipments of 260,800 increased 18.2% year-over-year

SAN JOSE, Calif., Jan. 26, 2011 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq: ALGN) today reported financial results for the fourth quarter and fiscal year ended December 31, 2010.

Total net revenues for the fourth quarter of fiscal 2010 (Q4 10) were $92.9 million compared to $95.9 million reported in the third quarter of 2010 (Q3 10) and compared to $86.6 million reported in the fourth quarter of 2009 (Q4 09). For fiscal 2010 (FY 10), record net revenues of $387.1 million increased 23.9 percent from $312.3 million reported for fiscal 2009 (FY 09). Fiscal 2010 net revenues include the release of $14.3 million of previously deferred revenue for Invisalign Teen replacement aligners.

Invisalign case shipments for Q4 10 were 63.5 thousand, compared to 66.2 thousand in Q3 10 and compared to 61.1 thousand in Q4 09. For fiscal 2010, record case shipments of 260.8 thousand increased 18.2 percent from 220.6 thousand reported for fiscal 2009.

"Our fourth quarter results were solid with revenue and case shipments at the high end of our guidance, and despite a soft start in North America, Invisalign case submissions rebounded in the second half of the quarter and this has continued into the first quarter of 2011," said Thomas M. Prescott, Align president and CEO. "Fourth quarter EPS was slightly below our outlook primarily due to costs associated with the Cadent relationship we announced recently as well as higher than expected participation in the Advantage Rebate Program."

Gross margin for Q4 10 was 77.2%, compared to 78.1% in Q3 10 and 73.7% in Q4 09. The sequential decrease in gross margin reflects lower case volumes and higher customer rebates, offset by the favorable impact of foreign exchange rates on international shipments. Q4 10 gross margins were higher than Align's original guidance range of 76.0% to 76.5% because the cost for the Invisalign Ortho Summit and other continuing educational programs were not included in cost of goods sold (COGS) as the Company had expected when it provided Q4 10 guidance. Starting in October 2010, when the Company eliminated the Proficiency Program annual CE requirements, fees and costs incurred for continuing education programs, including the Invisalign Ortho Summit, were included in sales and marketing expense rather than COGS.

Net profit for Q4 10 was $9.9 million, or $0.13 per diluted share. This is compared to net profit of $16.8 million, or $0.22 per diluted share in Q3 10 and net profit of $11.5 million, or $0.15 per diluted share in Q4 09. Q4 10 and Q3 10 net profit includes pre-tax litigation settlement costs of $1.2 million and $3.3 million, respectively, related to the settlement of the Leiszler class action lawsuit. Q4 09 net profit includes a benefit of $1.1 million to net revenues, or approximately $0.01 per share after taxes, reflecting an updated estimate for the fair value of Invisalign Teen replacement aligners.

Net profit for fiscal 2010 was $74.3 million, or $0.95 per diluted share and includes the following pre-tax items; a benefit of $14.3 million to net revenues from the release of previously deferred revenue related to Invisalign Teen replacement aligners, a credit of $8.7 million to operating expenses for an insurance settlement related to the OrthoClear litigation, litigation settlement costs of $4.5 million related to the settlement of the Leiszler class action lawsuit, and royalties of $0.8 million, for a total of $0.15 per diluted share, net of tax effects. This compares to a net loss of $31.3 million, or $0.45 per diluted share in fiscal 2009, which includes the following pre-tax items; litigation settlement costs of $69.7 million and royalties of $6.2 million, related to the settlement agreement with Ormco Corporation, and a restructuring charge of $1.3 million, for a total of $0.86 per diluted share, net of tax effects.

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit and non-GAAP earnings per share. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release.

For fiscal 2010 (FY 10), record non-GAAP net revenues of $372.8 million increased 19.4% from $312.3 million reported for fiscal 2009 (FY 09). Non-GAAP net profit for Q4 10 was $11.0 million, or $0.14 per diluted share. This is compared to non-GAAP net profit of $19.3 million, or $0.25 per diluted share in Q3 10 and non-GAAP net profit of $12.1 million, or $0.16 per diluted share in Q4 09. Non-GAAP net profit for fiscal 2010 was $62.3 million or $0.80 per diluted share. This compares to a non-GAAP net profit of $29.1 million or $0.41 per diluted share in fiscal 2009.

Q4 10 Operating Results

Key GAAP Operating Results	Q4 10	Q3 10	Q4 09
Gross Margin	77.2%	78.1%	73.7%
Operating Expense	$57.0M	$53.0M	$49.2M
Operating Margin	15.9%	22.8%	16.9%
Net Profit	$9.9M	$16.8M	$11.5M
Earnings Per Diluted Share (EPS)	$0.13	$0.22	$0.15

Key Non-GAAP Operating Results	Q4 10	Q3 10	Q4 09
Non-GAAP Gross Margin	77.2%	78.1%	78.6%
Non-GAAP Operating Expense	$55.7M	$49.7M	$49.2M
Non-GAAP Operating Margin	17.2%	26.3%	21.8%
Non-GAAP Net Profit	$11.0M	$19.3M	$12.1M
Non-GAAP Earnings Per Diluted Share (EPS)	$0.14	$0.25	$0.16

Total stock-based compensation expense included in Q4 10 was $3.9 million compared to $4.4 million in Q3 10 and compared to $3.1 million in Q4 09. Stock based compensation expense included in GAAP gross margin was $0.4 million in Q4 10, Q3 10 and Q4 09. Stock-based compensation expense included in GAAP operating expense in Q4 10 was $3.5 million compared to $4.0 million in Q3 10, and $2.7 million in Q4 09. Total stock-based compensation expense included in fiscal 2010 was $16.1 million compared to $15.1 million in fiscal 2009. Stock based compensation expense included in GAAP gross margin in FY10 was $1.6 million, compared to $1.5 million in FY 09. Stock-based compensation expense included in FY 10 operating expense was $14.5 million compared to $13.6 million in FY 09.

Liquidity and Capital Resources

As of December 31, 2010, Align Technology had $312.4 million in cash, cash equivalents, and marketable securities compared to $186.5 million as of December 31, 2009.

Key Business Metrics

The following table highlights business metrics for Align Technology's fourth quarter of 2010. Additional historical information is available on the Company's website at http://investor.aligntech.com.

Revenue by Channel ($M):	Q4 10	% of Total	Q4 10/Q3 10
		Revenue	% Change
North American Orthodontists	$28.9	31.1%	(7.2%)
North American GP Dentists	$33.8	36.4%	(8.1%)
International	$24.8	26.7%	6.9%
Non-case Revenue*	$5.4	5.8%	12.0%
Total Revenue	$92.9	100%	(3.2%)

Revenue by Product ($M):	Q4 10	% of Total	Q4 10/Q3 10
		Revenue	% Change
Invisalign Full	$64.9	69.8%	(2.6%)
Invisalign Express/Lite	$8.3	9.0%	(6.4%)
Invisalign Teen	$10.6	11.4%	(6.2%)
Invisalign Assist	$3.7	4.0%	(13.7%)
Non-case Revenue*	$5.4	5.8%	12.0%
Total Revenue	$92.9	100%	(3.2%)
*includes training, ancillary products, and retainers

Cases Shipped by Channel:	Q4 10	% of Total	Q4 10/Q3 10
		Cases	% Change
North American Orthodontists	21,920	34.5%	(5.3%)
North American GP Dentists	25,275	39.8%	(5.8%)
International	16,295	25.7%	0.3%
Total Cases Shipped	63,490	100%	(4.1%)

Cases Shipped by Product:	Q4 10	% of Total	Q4 10/Q3 10
		Cases	% Change
Invisalign Full	43,870	69.1%	(2.4%)
Invisalign Express/Lite	8,875	14.0%	(9.1%)
Invisalign Teen	6,940	10.9%	(8.6%)
Invisalign Assist	3,805	6.0%	(3.5%)
Total Cases Shipped	63,490	100%	(4.1%)

Average Selling Price (ASP), as billed:	Q4 10
Total Worldwide Blended ASP	$1,400
International ASP	$1,525

Number of Doctors Cases were Shipped to:	Q4 10
North American Orthodontists	3,940
North American GP Dentists	9,600
International	4,180
Total Doctors Cases were Shipped to Worldwide	17,720

Doctor Utilization Rates*:	Q4 10	Q3 10	Q4 09
North American Orthodontists	5.6	5.8	5.0
North American GP Dentists	2.6	2.7	2.5
International	3.9	3.8	3.8
Total Utilization Rate	3.6	3.6	3.3
* Utilization = # of cases shipped/# of doctors to whom cases were shipped

Number of Doctors Trained Worldwide:	Q4 10	Cumulative
North American Orthodontists	75	9,270
North American GP Dentists	665	37,120
International	495	17,435
Total Doctors Trained Worldwide	1,235	63,825

Total Invisalign Patients (cases shipped):	Q4 10	Cumulative
Number of Patients Treated or in Treatment (cases)	63,490	1,425,520

2010 Business Highlights

Align Technology continues to make progress with strategic initiatives including technology innovation, consumer demand creation, enhancing the customer experience, and international expansion. The following business highlights summarize the company's accomplishments related to these initiatives:

  In January, Align announced that it added an international distributor for Europe, the Middle East and Africa (EMEA). In the two years since the Company established international distributors for Asia Pacific and Latin America, growth has accelerated in those regions and the addition of a distributor for EMEA will give the Company a complete footprint around the world so that its partners can help develop smaller, emerging markets while the Company continues its focus on larger, established markets.

  In July, Richard Twomey joined Align as vice president of international to lead the Company's strategic direction and operations for Europe, Asia Pacific and Latin America. Mr. Twomey's experience and knowledge with large medtech businesses in Europe and the Asia Pacific and Latin America regions give him the foundation on which to continue building the Company's strategy to drive European growth and International expansion. Mr. Twomey was previously in senior management positions within divisions of Johnson & Johnson, having served most recently as president of DePuy, International Ltd., part of the DePuy Orthopaedics, a global leader in the provision of surgical implants for orthopaedic applications, as well as diversified interests in spinal, sports medicine and neurology sectors.

  In August, Align introduced Invisalign G3, the most significant collection of new features and innovations in the Company's history. Invisalign G3 is engineered to deliver even better clinical results, with new aligner and software features that make it easier to use Invisalign with Class II and Class III patients, new SmartForce(TM) features designed for increased predictability of certain tooth movements, and simpler, more intuitive software to streamline treatment planning and review. Invisalign G3 is currently available in North America and will be launched internationally in the second quarter of 2011.

  In September, Align continued to focus on programs that increase awareness and educate prospective teen patients and their parents. Following the success of major sponsored events during the summer such as the Teen Choice awards and Journeyz Backyard BBQ Tour, a nationwide action sports tour, the Company launched a new teen focused commercial. The goal of the "Twins" TV commercial is to raise moms' awareness that there is an alternative to metal braces, and prompts parents and teens to learn more.

  In October, Align announced that it had received regulatory approval from the Chinese State Food and Drug Administration (SFDA) to market and sell the Invisalign system as a Class II medical device for the treatment of malocclusion. The Company also received its License of Medical Device Operation Enterprise (Enterprise License) from the Shanghai Food and Drug Administration, which allows the company to distribute Invisalign in China. The Company expects to begin commercial availability of Invisalign in the second half of 2011.

  Most recently, on January 10, 2011, Align announced an agreement to jointly develop software applications that will run on Cadent iTero™ and iOC™ scanners for use in Invisalign treatment. As part of the initiative to improve the Invisalign customer experience through innovation, the new applications will optimize case assessment and planning for Invisalign treatment, and bring valuable digital tools chair-side for Invisalign providers who use Cadent scanners. In addition, the Company announced final beta tests with Cadent to validate their systems for use with Invisalign and expects to announce interoperability in the second quarter of 2011.

Q1 Fiscal 2011 Business Outlook

For the first quarter of fiscal 2011 (Q1 11), Align Technology expects net revenues to be in a range of $99.0 million to $102.5 million. GAAP earnings per diluted share for Q1 11 is expected to be in a range of $0.15 to $0.17. A more comprehensive business outlook is available following the financial tables of this release.

Align Web Cast and Conference Call

Align Technology will host a conference call today, January 26, 2011 at 4:30 p.m. ET, 1:30 p.m. PT, to review its fourth quarter and fiscal 2010 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 364595 followed by #.  The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on February 9, 2011.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Today, the Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers.

To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

About non-GAAP Financial Measures

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit, and non-GAAP earnings per share, which exclude, as applicable, the impacts of litigation settlements, the release of previously deferred revenue of Invisalign Teen, royalties associated with the settlement with Ormco, the impacts of insurance settlements, restructuring and any related tax effects. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Business Outlook Summary" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures, revenues and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding, certain business metrics for the first quarter of 2011, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization  in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the Securities and Exchange Commission on February 26, 2010. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net revenues	$ 92,893	$ 86,616	$ 387,126	$ 312,333

Cost of revenues	21,137	22,810	83,709	78,841

Gross profit	71,756	63,806	303,417	233,492

Operating expenses:
Sales and marketing	30,223	27,893	114,013	112,542
General and administrative	18,631	15,487	64,790	61,718
Research and development	6,893	5,781	25,997	22,252
Restructuring	--	--	--	1,319
Litigation settlement	1,239	--	4,549	69,673
Insurance settlement	--	--	(8,666)	--
Total operating expenses	56,986	49,161	200,683	267,504

Profit (loss) from operations	14,770	14,645	102,734	(34,012)

Interest and other income (expense), net	(251)	(315)	(731)	119

Profit (loss) before income taxes	14,519	14,330	102,003	(33,893)

Provision for (benefit from) income taxes	4,614	2,838	27,750	(2,624)

Net profit (loss)	$ 9,905	$ 11,492	$ 74,253	$ (31,269)

Net profit (loss) per share
- basic	$ 0.13	$ 0.15	$ 0.98	$ (0.45)
- diluted	$ 0.13	$ 0.15	$ 0.95	$ (0.45)

Shares used in computing net profit/loss per share
- basic	76,333	74,482	75,825	69,094
- diluted	78,724	76,831	78,080	69,094

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2010	December 31, 2009

ASSETS

Current assets:
Cash and cash equivalents	$ 294,664	$ 166,487
Marketable securities, short-term	8,615	19,978
Accounts receivable, net	65,430	54,537
Inventories	2,544	2,046
Other current assets	17,358	18,251
Total current assets	388,611	261,299

Marketable securities, long-term	9,089	--
Property and equipment, net	30,684	24,971
Goodwill and intangible assets, net	2,666	5,466
Deferred tax asset	42,439	61,535
Other long-term assets	3,454	1,969

Total assets	$ 476,943	$ 355,240

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 7,768	$ 6,122
Accrued liabilities	51,358	42,822
Deferred revenue	33,848	32,299
Total current liabilities	92,974	81,243

Other long term liabilities	6,222	961

Total liabilities	99,196	82,204

Total stockholders' equity	377,747	273,036

Total liabilities and stockholders' equity	$ 476,943	$ 355,240

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009

GAAP Gross profit	$ 71,756	$ 74,933	$ 63,806
Ormco royalties	--	--	4,259
Non-GAAP Gross profit	$ 71,756	$ 74,933	$ 68,065

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009

GAAP Operating expenses	$ 56,986	$ 53,010	$ 49,161
Litigation settlement	(1,239)	(3,310)	--
Non-GAAP Operating expenses	$ 55,747	$ 49,700	$ 49,161

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009

GAAP Profit from operations	$ 14,770	$ 21,923	$ 14,645
Ormco royalties	--	--	4,259
Litigation settlement	1,239	3,310	--
Non-GAAP Profit from operations	$ 16,009	$ 25,233	$ 18,904

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009

GAAP Net profit	$ 9,905	$ 16,815	$ 11,492
Ormco royalties	--	--	4,259
Litigation settlement	1,239	3,310	--
Tax effect on non-GAAP adjustments	(179)	(790)	(3,605)
Non-GAAP Net profit	$ 10,965	$ 19,335	$ 12,146

Diluted Net profit per share:
GAAP	$ 0.13	$ 0.22	$ 0.15
Non-GAAP	$ 0.14	$ 0.25	$ 0.16

Shares used in computing diluted GAAP net profit per share	78,724	78,109	76,831
Shares used in computing diluted non-GAAP net profit per share	78,724	78,109	76,831

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Net Revenues
(in thousands)
	Year Ended
	December 31, 2010	December 31, 2009
Net revenues	$ 387,126	$ 312,333
Teen deferred revenue release	(14,298)	--
Non-GAAP net revenues	$ 372,828	$ 312,333

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Year Ended
	December 31, 2010	December 31, 2009

GAAP Gross profit	$ 303,417	$ 233,492
Teen deferred revenue release	(14,298)	--
Ormco royalties	827	6,165
Non-GAAP Gross profit	$ 289,946	$ 239,657

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Year Ended
	December 31, 2010	December 31, 2009

GAAP Operating expenses	$ 200,683	$ 267,504
Litigation settlement	(4,549)	(69,673)
Insurance settlement	8,666	--
Restructuring	--	(1,319)
Non-GAAP Operating expenses	$ 204,800	$ 196,512

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Year Ended
	December 31, 2010	December 31, 2009

GAAP Profit (loss) from Operations	$ 102,734	$ (34,012)
Teen deferred revenue release	(14,298)	--
Ormco royalties	827	6,165
Litigation settlement	4,549	69,673
Insurance settlement	(8,666)	--
Restructuring	--	1,319
Non-GAAP Profit from Operations	$ 85,146	$ 43,145

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Year Ended
	December 31, 2010	December 31, 2009

GAAP Net profit (loss)	$ 74,253	$ (31,269)
Teen deferred revenue release	(14,298)	--
Ormco royalties	827	6,165
Litigation settlement	4,549	69,673
Insurance settlement	(8,666)	--
Restructuring	--	1,319
Tax effect on non-GAAP adjustments	5,631	(16,818)
Non-GAAP Net profit	$ 62,296	$ 29,070

Diluted Net profit (loss) per share:
GAAP	$ 0.95	$ (0.45)
Non-GAAP	$ 0.80	$ 0.41

Shares used in computing diluted GAAP net profit/loss per share	78,080	69,094
Shares used in computing diluted non-GAAP net profit per share	78,080	70,602

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financials
(in millions, except per share amounts and percentages)

Q1 2011

Net Revenue	$99.0 -- $102.5

Gross Profit	$76.5 -- $79.8

Gross Margin	77.3% - 77.8%

Operating Expenses	$59.5 -- $60.5

Operating Margin	17.2% - 18.8%

Net Income per Diluted Share	$0.15 -- $0.17

Stock Based Compensation Expense:
Cost of Revenues	$0.3
Operating Expenses	$4.7
Total Stock Based Compensation Expense	$5.0

Business Metrics:
Q1 2011
Case Shipments	67.0K - 69.5K
Cash	$315M -- $320M
Capex	$8.0M -- $10.0M
Depreciation & Amortization	$2.0M -- $3.0M
Diluted Shares Outstanding	79.2M

Full Year 2011:	FY 2011
Diluted Shares Outstanding	80M
CONTACT: Investor Relations Contact
         Shirley Stacy
         Align Technology, Inc.
         (408) 470-1150
         sstacy@aligntech.com

         Press Contact
         Shannon Mangum Henderson
         Ethos Communication, Inc.
         (678) 261-7803
         align@ethoscommunication.com